Exhibit 99.1

TTM Technologies, Inc., Q1’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal First Quarter 2018 Results

Revenues and Operating Profits Above the Midpoint of Guidance

COSTA MESA, CA – May 2nd, 2018 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the first quarter of fiscal 2018, which ended April 2nd, 2018. The financial results provided below for the first quarter do not include any contribution from the acquisition of Anaren, Inc. (“Anaren”), which was completed on April 18th, 2018.

First Quarter 2018 Highlights

-	Net sales were $663.6 million
-	GAAP net income was $10.1 million, or $0.09 per diluted share
-	Non-GAAP net income was $28.0 million, or $0.26 per diluted share
-	Completed the acquisition of Anaren, Inc.

First Quarter 2018 Financial Results

Net sales for the first quarter of 2018 were $663.6 million, compared to $625.2 million in the first quarter of 2017 and $739.3 million in the fourth quarter of 2017.

GAAP operating income for the first quarter of 2018 was $30.0 million, compared to $52.6 million in the first quarter of 2017 and $71.0 million in the fourth quarter of 2017.

GAAP net income for the first quarter of 2018 was $10.1 million, or $0.09 per diluted share. This compares to $33.0 million, or $0.28 per diluted share, in the first quarter of 2017 and $49.2 million, or $0.40 per diluted share, in the fourth quarter of 2017.

On a non-GAAP basis, net income for the first quarter of 2018 was $28.0 million, or $0.26 per diluted share. This compares to non-GAAP net income of $39.2 million, or $0.37 per diluted share, for the first quarter of 2017 and $61.2 million, or $0.57 per diluted share, in the fourth quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was $83.2 million, or 12.5 percent of net sales, compared to adjusted EBITDA of $95.6 million, or 15.3 percent of net sales, for the first quarter of 2017 and $121.7 million, or 16.5 percent of net sales, for the fourth quarter of 2017.

“As anticipated, we faced seasonal challenges in our consumer related cellular and computing markets in the first quarter resulting in expected short term pressure on margins.” said Tom Edman, CEO of TTM. “We were pleased to see solid growth from the aerospace and defense and automotive end markets that more than offset weakness in our computing and networking markets. We also closed the acquisition of Anaren in the second quarter, which we expect will further increase our exposure to the growing aerospace and defense end market and strengthen our ability to deliver value added solutions to our customers across all of the markets we serve.”

Business Outlook

For the second quarter of 2018, including the expected contribution from Anaren post acquisition, TTM estimates that revenue will be in the range of $700 million to $750 million, and non-GAAP net income will be in the range of $0.34 to $0.40 per diluted share.

TTM Technologies, Inc., Q1’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2018 results and second quarter 2018 outlook on Wednesday, May 2nd, 2018, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-289-0438 or international 323-794-2423 (ID 2803345). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM Technologies, Inc., Q1’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2018	2017	2017
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$663,582	$625,247	$739,349
Cost of goods sold	574,904	520,228	607,488

Gross profit	88,678	105,019	131,861

Operating expenses:
Selling and marketing	17,628	16,655	17,081
General and administrative	34,127	30,822	37,764
Amortization of definite-lived intangibles	5,861	5,912	5,907
Restructuring charges	1,061	609	65
(Gain)/loss on sale of assets	—	(1,549)	—

Total operating expenses	58,677	52,449	60,817

Operating income	30,001	52,570	71,044
Interest expense	(13,747)	(13,596)	(13,782)
Other, net	(1,107)	(1,710)	(3,617)

Income before income taxes	15,147	37,264	53,645
Income tax provision	(5,050)	(4,139)	(4,329)

Net income	$10,097	$33,125	$49,316

Net income attributable to noncontrolling interest	—	(166)	(105)

Net income attributable to stockholders	$10,097	$32,959	$49,211

Earnings per share attributable to stockholders:
Basic	$0.10	$0.33	$0.48
Diluted	$0.09	$0.28	$0.40

Weighted-average shares used in computing per share amounts:
Basic	102,508	100,932	101,817
Diluted	107,517	130,922	133,170

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders	$32,959	$49,211
Add back items: interest expense, net of tax	3,394	3,508

Adjusted net income attributable to stockholders	$36,353	$52,719

Weighted-average shares outstanding	100,932	101,817
Dilutive effect of convertible debt	25,940	25,939
Dilutive effect of warrants	2,183	2,938
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,867	2,476

Diluted shares	130,922	133,170

Earnings per share attributable to stockholders:
Basic	$0.33	$0.48
Diluted	$0.28	$0.40

SELECTED BALANCE SHEET DATA
	April 2, 2018	January 1, 2018
Cash and cash equivalents, including restricted cash	$352,576	$409,326
Accounts and notes receivable, net	504,914	483,903
Contract assets	275,022	—
Inventories	82,116	294,588
Total current assets	1,247,594	1,221,307
Property, plant and equipment, net	1,039,751	1,056,845
Other non-current assets	499,004	503,730
Total assets	2,786,349	2,781,882

Short-term debt, including current portion of long-term debt	$4,616	$4,578
Accounts payable	487,818	497,455
Total current liabilities	677,528	720,356
Debt, net of discount	977,413	975,479
Total long-term liabilities	1,054,491	1,050,146
Total equity	1,054,330	1,011,380
Total liabilities and equity	2,786,349	2,781,882

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2018	2017	2017
Gross margin	13.4%	16.8%	17.8%
Operating margin	4.5%	8.4%	9.6%

End Market Breakdown:
	First Quarter		Fourth Quarter
	2018	2017	2017
Aerospace/Defense	18%	15%	15%
Automotive	20%	20%	18%
Cellular Phone	15%	14%	27%
Computing/Storage/Peripherals	12%	15%	10%
Medical/Industrial/Instrumentation	15%	15%	12%
Networking/Communications	16%	20%	17%
Other	4%	1%	1%

Stock-based Compensation:
	First Quarter		Fourth Quarter
	2018	2017	2017
Amount included in:
Cost of goods sold	$529	$394	$613
Selling and marketing	374	253	450
General and administrative	2,719	2,981	3,921

Total stock-based compensation expense	$3,622	$3,628	$4,984

Operating Segment Data:
	First Quarter		Fourth Quarter
	2018	2017	2017
Net sales:
PCB	$619,329	$586,695	$688,572
E-M Solutions	47,151	41,669	54,899
Corporate	—	—	—

Total sales	666,480	628,364	743,471
Inter-segment sales	(2,898)	(3,117)	(4,122)

Total net sales	$663,582	$625,247	$739,349

Operating segment income:
PCB	$63,464	$82,256	$100,352
E-M Solutions	40	(1,642)	2,799
Corporate	(27,642)	(22,132)	(26,200)

Total operating segment income	35,862	58,482	76,951
Amortization of definite-lived intangibles	(5,861)	(5,912)	(5,907)

Total operating income	30,001	52,570	71,044
Total other expense	(14,854)	(15,306)	(17,399)

Income before income taxes	$15,147	$37,264	$53,645

RECONCILIATIONS[1]
	First Quarter		Fourth Quarter
	2018	2017	2017
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$88,678	$105,019	$131,861
Add back item:
Stock-based compensation	529	394	613

Non-GAAP gross profit	$89,207	$105,413	$132,474

Non-GAAP gross margin	13.4%	16.9%	17.9%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$30,001	$52,570	$71,044
Add back items:
Amortization of definite-lived intangibles	5,861	5,912	5,907
Stock-based compensation	3,622	3,628	4,984
(Gain)/loss on sale of assets	—	(1,549)	—
Impairments, restructuring, acquisition-related, and other charges	5,034	709	2,331

Non-GAAP operating income	$44,518	$61,270	$84,266

Non-GAAP operating margin	6.7%	9.8%	11.4%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income attributable to stockholders	$10,097	$32,959	$49,211
Add back items:
Amortization of definite-lived intangibles	5,861	5,912	5,907
Stock-based compensation	3,622	3,628	4,984
Non-cash interest expense	3,054	2,627	3,017
(Gain)/loss on sale of assets	—	(1,549)	—
Impairments, restructuring, acquisition-related, and other charges	5,263	709	2,331
Income taxes[5]	108	(5,093)	(4,204)

Non-GAAP net income attributable to stockholders	$28,005	$39,193	$61,246

Non-GAAP earnings per diluted share attributable to stockholders	$0.26	$0.37	$0.57

Non-GAAP diluted number of shares[6]:
Diluted shares	107,517	130,922	133,170
Dilutive effect of convertible debt	—	(25,940)	(25,939)

Non-GAAP diluted number of shares	107,517	104,982	107,231

Adjusted EBITDA reconciliation[7]:
GAAP net income	$10,097	$33,125	$49,316
Add back items:
Income tax provision (benefit)	5,050	4,139	4,329
Interest expense	13,747	13,596	13,782
Amortization of definite-lived intangibles	5,861	5,912	5,907
Depreciation expense	39,775	36,077	41,090
Stock-based compensation	3,622	3,628	4,984
(Gain)/loss on sale of assets	—	(1,549)	—
Impairments, restructuring, acquisition-related, and other charges	5,034	709	2,331

Adjusted EBITDA	$83,186	$95,637	$121,739

Adjusted EBITDA margin	12.5%	15.3%	16.5%

Free cash flow reconciliation:
Operating cash flow	(14,261)	49,584	152,691
Capital expenditures, net	(42,139)	(23,378)	(32,209)

Free cash flow	$(56,400)	$26,206	$120,482

[1]	This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense.

[3]	Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges.

[4]	This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

[7]	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.